As filed with the Securities and Exchange Commission on July 21, 2000
                                                            Registration No. 33-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               ------------------

                          FIRST NATIONAL BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

               Illinois                                       31-1182986
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)

                               ------------------

                             78 North Chicago Street
                             Joliet, Illinois 60432
                    (Address of principal executive offices)

                               ------------------

    FIRST NATIONAL BANCORP, INC. EMPLOYEE PROFIT SHARING AND RETIREMENT PLAN
                            (Full title of the plan)
                               ------------------

                                Mr. Kevin Reardon
                             78 North Chicago Street
                             Joliet, Illinois 60432
                     (Name and address of agent for service)

                                 (815) 726-4371
          (Telephone number, including area code, of agent for service)

                                 WITH COPIES TO:

                             JOHN E. FREECHACK, ESQ.
                            ROBERT M. FLEETWOOD, ESQ.
                BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG
                        333 WEST WACKER DRIVE, SUITE 2700
                             CHICAGO, ILLINOIS 60606
                                 (312) 984-3100

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================

                                                         Proposed Maximum     Proposed Maximum
      Title of Securities            Amount to be         Offering Price          Aggregate            Amount of
       to be Registered              Registered(1)         per Share(2)     Offering Price(1)(2)  Registration Fee(2)

----------------------------------------------------------------------------------------------------------------------
Common Stock, $10.00 Par Value       10,000 shares           $68.25                 $682,500              $181.00
======================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Registrant's common stock as reported on the over-the-counter bulletin board quotation system on July 20 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the First National Bancorp, Inc, Employee Profit Sharing and Retirement Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously or concurrently filed by First National Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the last fiscal year; and

         (c) The description of the Company's common stock, $10.00 par value, contained in Registration Statement Form S-4, dated February 17, 1986 (file number 0-15123), and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Eight of the Company's Amended and Restated Articles of Incorporation provide as follows:

         The Directors of the Corporation shall not be liable to the Corporation or to the shareholders of the Corporation for monetary damages for breach of fiduciary duties as Director, provided that this provision shall not eliminate or limit the liability of the Director (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 8.65 of the Illinois Business Corporation Act or
(iv) for any transaction from which the Director derived an improper personal benefit..

         Further, Article XII of the Company's Bylaws states the following:

                                   ARTICLE XII

                                 INDEMNIFICATION

         Section 1. Each director, officer and employee of this corporation and any director, officer or employee of any other firm, corporation or organization, serving as such at the request of this corporation because of the interest of this corporation as a stockholder, member, creditor, or for any other reason, may be indemnified by this corporation against all expenses, as hereinafter defined, which shall necessarily or reasonably be incurred by such person in connection with any action, suit or proceeding to which such person is or shall be a party, or with which such person may be threatened, by reason of such person being or having been a director, officer or employee of this corporation, or of such other firm, corporation or organization, whether such person continues to be a director, officer or employee at the time of incurring such expenses. As used herein, expenses shall include attorney's fees and amounts of judgments against, or amounts paid in settlement by such director, officer or employee other than amounts payable to or paid to this corporation, but shall not include any (a) expenses incurred in connection with any matters to which such director, officer or employee shall be adjudged in such action, suit or proceeding, without such judgment being reversed, to be liable by reason of willful misconduct, gross neglect of duty, or criminal acts in the performance of the duties of such person as such director, officer or employee, or (b) expenses incurred in connection with any matters which shall have been the subject of such action, suit or proceeding disposed of otherwise than by adjudication on the merits, unless in relation to such matters such director, officer or employee shall not have been guilty of or liable for willful misconduct, gross neglect of duty, or criminal acts in the performance of the duties of such person as director, officer or employee, and in such case the board of directors of this corporation may conclusively rely upon an opinion of legal counsel selected by or in a manner designated by the board of directors of this corporation to determine whether or not such person has been guilty of or liable for willful misconduct, gross neglect of duty or criminal acts, in the performance of the duties of such person as director, officer or employee. Any such right of indemnification or reimbursement shall not be exclusive of any other rights such person or the heirs, executors or administrators of such person may be entitled to as a matter of law. Payment of premiums for insurance covering such indemnification shall be an authorized expense of this corporation.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.    EXHIBITS.

         See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements of filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunder duly authorized, in the City of Joliet, State of Illinois, on July 20, 2000.

                                       FIRST NATIONAL BANCORP, INC.



                                       By:/s/ Kevin T. Reardon
                                              ----------------------------------
                                               Kevin T. Reardon
                                               Chairman of the Board and Chief
                                               Executive Officer



                                       By:/s/ Albert G. D'Ottavio
                                              ----------------------------------
                                               Albert G. D'Ottavio
                                               President, Principal Accounting
                                               Officer and Chief Financial
                                               Officer


                                           FIRST NATIONAL BANCORP, INC. EMPLOYEE
                                           PROFIT SHARING AND RETIREMENT PLAN

                                           By:   FIRST NATIONAL BANK OF JOLIET
                                                   AS TRUSTEE OF THE PLAN

                                                   By: /s/ Kevin T. Reardon
                                                       -------------------------
                                                            Kevin T. Reardon
                                                            Chairman of the
                                                            Board and Chief
                                                            Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Kevin T. Reardon and Albert G. D'Ottavio and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on July 20, 2000.

                          SIGNATURE                    TITLE
                          ---------                    -----

                 /s/ Kevin T. Reardon         Chairman of the Board of Directors
                 --------------------------
                 Kevin T. Reardon

                 /s/ Sheldon C. Bell          Director
                 --------------------------
                 Sheldon C. Bell

                 /s/ George H. Buck           Director
                 --------------------------
                 George H. Buck

                 /s/ Albert G. D'Ottavio      Director
                 --------------------------
                 Albert G. D'Ottavio

                 /s/ Walter F. Nolan          Director
                 --------------------------
                 Walter F. Nolan

                 /s/ Charles R. Peyla         Director
                 --------------------------
                 Charles R. Peyla

                 /s/ Michael C. Reardon       Director
                 --------------------------
                 Michael C. Reardon

                 /s/ Howard E. Reeves         Director
                 --------------------------
                 Howard E. Reeves

                          FIRST NATIONAL BANCORP, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


                                                            Incorporated
                                                             Herein by                   Filed
   Exhibit No.               Description                    Reference to               Herewith
------------------------------------------------------------------------------------------------------
       4.1          Amended Articles of                                                    X
                    Incorporation of First
                    National Bancorp, Inc.

       4.2          Bylaws of First National        Form 10-K for the year
                    Bancorp, Inc.                   ended December 31, 1986,
                                                    File No. 0-15123

       5.1          Opinion of Barack Ferrazzano                                           X
                    Kirschbaum Perlman & Nagelberg

       10.1         First National Bancorp, Inc.                                           X
                    Employee Profit Sharing and
                    Retirement Plan

       23.1         Consent of Crowe Chizek and                                            X
                    Company LLP

       23.2         Consent of Barack Ferrazzano                                  Included in
                    Kirschbaum Perlman & Nagelberg                                Exhibit 5.1

       24.1         Power of Attorney                                             Included on the
                                                                                  Signature Page to
                                                                                  this Registration
                                                                                  Statement
